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                                                                    EXHIBIT 99.4

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

Board of Directors
Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

Members of the Board:

     We hereby consent (i) to the references to and description of our opinion dated March 29, 2000 in the Registration Statement of VERITAS Software Corporation on Form S-4 (the "Registration Statement") and in the Joint Proxy Statement/Prospectus of VERITAS Software Corporation and Seagate Technology, Inc., (the "Joint Proxy Statement/Prospectus"), which is part of the Registration Statement, (ii) to the use of our opinion dated August 29, 2000 appearing as Annex G to the Joint Proxy Statement/ Prospectus, and to the description of such opinion contained therein, and (iii) to the references to our name contained in the Joint Proxy Statement/Prospectus under the heading "Special Factors Regarding the Leveraged Buyout and the Merger -- Consideration of the Leveraged Buyout and the Merger by Seagate -- Opinion of Seagate's Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                   MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ CHARLES R. CORY
                                             -----------------------------------
                                              Charles R. Cory
                                              Managing Director

Menlo Park, California
October 19, 2000